Exhibit 10.3

Guarantee and Joinder Agreement

GUARANTEE AND JOINDER AGREEMENT dated as of November 3, 2009 by Merck & Co., Inc. (formerly Schering-Plough Corporation), a New Jersey corporation (with its successors, the “Guarantor”) for the benefit of the Guaranteed Parties named below.

WHEREAS, the Guarantor is the Parent of Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), a New Jersey Corporation (with its successors, the “Company”); and

WHEREAS, the Company, the LENDERS party thereto (the “Lenders”) and CITICORP USA, INC., as Administrative Agent (the “Administrative Agent” and, together with the Lenders, the “Guaranteed Parties”) are parties to the Amended and Restated Credit Agreement dated as of April 12, 2006 (as amended on or prior to the date hereof, including by Amendment No. 1 thereto dated April 20, 2009, the “Credit Agreement”).

WHEREAS, the Guarantor is willing to enter into this Guarantee and Joinder Agreement; and

WHEREAS, terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1. The Guarantee. The Guarantor hereby unconditionally guarantees to each Guaranteed Party the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on any and all Advances made to and Reimbursement Obligations of the Company, obligations of the Company pursuant to Article 10 of the Credit Agreement, and all other amounts whatsoever from time to time owing to the Guaranteed Parties or any of them by the Company under the Credit Agreement and the other Loan Documents, in each case strictly in accordance with the terms thereof (the “Guaranteed Obligations”). Upon failure by the Company to pay any Guaranteed Obligation punctually when due, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the instrument evidencing such Guaranteed Obligation; provided that, in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be punctually paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. Guarantee Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any other Person under any Loan Document, by operation of law or otherwise;

(b) any modification or amendment of or supplement to any Loan Document;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any other Person under any Loan Document;

(d) any change in the corporate existence, structure or ownership of the Company or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other Person or any of their assets or any resulting release or discharge of any obligation of the Company or any other Person under any Loan Document;

(e) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Company or any other Person, whether in connection with the Loan Documents or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against the Company or any other Person for any reason of any Loan Document or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by the Company or any other Person; or

(g) any other act or omission to act or delay of any kind by the Company, or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

3. Limit of Liability. If the Guarantor (other than, for the avoidance of doubt, the Company in its capacity as a Guarantor) is a subsidiary of Parent (such Guarantor a “Subsidiary Guarantor”), the obligation of such Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

4. Release of Guarantee.

(a) The Guarantor’s obligations hereunder shall, subject to clause (c) below, remain in full force and effect until all Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations as to which no claims have been asserted) and no Lender shall have any Commitment under, and no Letter of Credit shall remain outstanding under, the Credit Agreement.

(b) If at any time any payment of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(c) If it shall come to pass that any Subsidiary Guarantor is a guarantor neither with respect to any other Credit Facility nor with respect to the Senior Notes, or any Subsidiary Guarantor shall cease to be a Subsidiary of the Parent, or all the assets of a Subsidiary Guarantor are sold to a Person other than the Parent or any of its Subsidiaries, in each case, in a transaction not otherwise prohibited by the Credit Agreement (any such sale, a “Sale of Guarantor”), such Subsidiary Guarantor shall be automatically released from its Guarantee hereunder, and the Administrative Agent shall, at the Company’s expense, execute and deliver such documents as the Company may reasonably request to evidence such release. Such release shall not require the consent of any Lender or the Administrative Agent and the Administrative Agent shall be fully protected in relying on a certificate of the Company or the Parent as to whether the foregoing conditions are satisfied.

5. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against any other guarantor, the Company or any other person or entity.

6. Subrogation. Upon making full payment with respect to any Guaranteed Obligation hereunder, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation against the Company unless all Guaranteed Obligations shall have been paid in full (other than contingent indemnification obligations as to which no claims have been asserted) and no Lender shall have any Commitment under, and no Letter of Credit shall remain outstanding under, the Credit Agreement.

7. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such Guaranteed Obligations otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent.

8. Continuing Guarantee. This Guarantee is a continuing guarantee, shall be binding on the Guarantor and its successors and assigns, and shall be enforceable by the Guaranteed Parties. If all or part of the Guaranteed Parties’ interest in any Guaranteed Obligation is assigned or otherwise transferred, the transferor’s rights under this Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

9. Party to Credit Agreement. Upon delivering this Guarantee and Joinder Agreement to the Administrative Agent, the Guarantor will become a party to the Credit Agreement, and the Guarantor will thereafter have all the rights and obligations of a “Guarantor”, a “Credit Party” and “the Parent” thereunder and be bound by all the provisions thereof as fully as if the Guarantor were one of the original parties thereto.

10. Representations and Warranties. Each of the representations and warranties set forth in Article 4 of the Credit Agreement that relate to the Guarantor is true as applied to the Guarantor as of the date hereof.

11. No Waiver. No failure to exercise or delay in exercising any right, power or privilege under this Guarantee and Joinder Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Guarantee and Joinder Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12. Amendments and Waivers. Any provision of this Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Majority Lenders and the Guarantor; provided that no such amendment or waiver shall, without the written consent of all Lenders, (x) release the Guarantor from, or limit its liability with respect to, its obligations hereunder (other than as provided for in Section 4 hereof) or (y) modify this Section 12.

13. Successors and Assigns. This Guarantee shall be binding upon the Guarantor and its successors and assigns, for the benefit of the Guaranteed Parties and their successors and assigns, except that the Guarantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of all Lenders.

14. Miscellaneous. The Guarantor hereby agrees that this Guarantee and Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Guarantor hereby submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee and Joinder Agreement or any of the other Loan Documents, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guarantee and Joinder Agreement or any of the other Loan Documents in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Guarantor further irrevocably agrees that any and all legal process in connection with any such action or proceeding in any such court may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to it at the address set forth in Section 9.02(a) of the Credit Agreement, such service being hereby acknowledged by such Credit Party to be effective and binding service.

15. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTEE AND JOINDER AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee and Joinder Agreement to be duly executed by its authorized officer as of the day and year first above written.

MERCK & CO., INC.

By:	/S/ PETER N. KELLOGG
Name:	Peter N. Kellogg
Title:	Executive Vice President and Chief Financial Officer

4